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                                                                   Exhibit 4.19

EXECUTION COPY

      AGREEMENT ("Agreement") dated 27th January 2003 among Amarin Corporation plc ("Company"), Monksland Holdings BV ("Monksland") and Elan International Services Limited ("EISL" and, together with Monksland, the "Shareholder").

                                  INTRODUCTION

     Monksland and EISL hold ordinary shares, par value Pound Sterling 1 per share ("Ordinary Shares") and 3% convertible preference shares ("Preference Shares") of the Company, all or part of which shares are subject to the terms of the (a) Second Subscription Agreement, dated November 1999, among the Company (formerly named Ethical Holdings plc), Monksland and Elan Corporation plc ("1999 Subscription Agreement") and (b) Convertible Term Loan Agreement, dated October 21, 1998, between the Company (formerly named Ethical Holdings plc) and Monksland ("CTLA"). Under the 1999 Subscription Agreement and the CTLA, the Company is obligated to register with the United States Securities and Exchange Commission certain Ordinary Shares held by Monksland and EISL.

      The Company and EISL entered into an Agreement dated 28 March 2002 pursuant to which EISL agreed not to convert 2,000,000 Preference Shares into Ordinary Shares until after 1 December 2002. EISL now wishes to convert such Preference Shares and will present a conversion notice to the Company in the form set out in schedule 2.

      Simultaneously herewith, the Company, EISL and Monksland are entering into an Amendment No. 1 to Registration Rights Agreement And Waiver (the "Registration Rights Agreement") relating to the Registration Rights Agreement between the Company and Monksland dated as of 21 October 1998.

      The Company is conducting a private placement ("Private Placement") of Ordinary Shares pursuant to an Amended Confidential Private Placement Memorandum dated 10 December 2002, as supplemented by a letter dated January 2003, which together are attached as Exhibit B hereto. In connection with such Private Placement, the Company is undertaking to the investors ("Investors") therein to use its reasonable efforts to file a registration statement ("Registration Statement") with the Securities and Exchange Commission, within 90 days of completion of the Private Placement, on Form F-3 or such other form as is appropriate and use its reasonable efforts to cause such registration statement to be declared effective.

      The Shareholder may also enter into a share purchase agreement in substantially the form of Exhibit A hereto (the "Share Purchase Agreement") with certain Investors, pursuant to which such Investors may acquire up to 944,124 Ordinary Shares held by the Shareholder.

      At the same time as entering into this Agreement EISL and the Company inter alia will enter into an agreement restructuring its relationship with EISL and certain other companies within the Elan group (the "Master Agreement").

1.    UNDERTAKING NOT TO SELL SHARES
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1.1   Each of Monksland and EISL hereby severally, irrevocably and unconditionally undertakes, represents and warrants to and confirms and agrees with the Company that until October 1, 2003, such Shareholder shall not, except as set forth in clause 1.2 sell, transfer, charge, encumber, grant any options over or otherwise dispose of, or permit the sale, transfer, charging, encumbering, granting of any option over or other disposal of, all or any of the Ordinary Shares or Preference Shares listed in Schedule 1 hereto (the "Shares", which term shall include other shares of capital of the Company issued to, acquired by or purchased by the Shareholder after the date hereof and attributable to or derived from such Shares, including Ordinary Shares issued upon conversion of the Preference Shares listed on such Schedule 1) or any rights or interest therein.

1.2   Nothing in this Agreement shall prevent the Shareholder from -

      (a) converting the Preference Shares listed on Schedule 1 into Ordinary Shares;

      (b) selling up to 944,124 Ordinary Shares to Investors pursuant to the Share Purchase Agreement;

      (c) including the Ordinary Shares held by the Shareholder in the Registration Statement; provided that the Shareholder is not permitted to sell Ordinary Shares so registered under such Registration Statement until October 1, 2003 or as permitted by clauses (d), (e) or (f) below; or

      (d) subject to applicable securities laws, selling Ordinary Shares where (i) the purchaser enters into a written agreement with the Shareholder, whereby such purchaser represents and confirms its intention to hold such Ordinary Shares for a period ending not earlier than 30th September 2003 (and for the avoidance of doubt the Shareholder shall not be in breach of this Agreement by virtue of such purchaser disposing of such Ordinary Shares before 30th September 2003) and (ii) the per share sale price of such Ordinary Shares is not less than 90% of the closing sale price of the Company's American Depositary Shares on Nasdaq for the five trading days immediately prior to the date of such sale;

      (e) accepting or agreeing to accept any offer to all the holders of the Company's Ordinary Shares (or all such shareholders other than the offeror and/or any body corporate controlled by the offeror and/or any person acting in concert with the offeror as defined in the City Code on Takeovers and Mergers) to acquire the whole or any part of the issued ordinary share capital of the Company; or

      (f) transferring any Shares to a subsidiary or holding company or any subsidiary of any holding company as such terms are defined in S. 736 of the Companies Act 1985 so long as such subsidiary or holding company agrees to take such Shares on the same terms as held by the Shareholder, including the terms of this Agreement.

2.    REGISTRATION STATEMENT


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      The Company shall notify the Shareholder of the form and content of the
      Registration Statement a reasonable time prior to the filing thereof.

3.    UNDERTAKING BY THE COMPANY

      The Company hereby agrees to waive the requirement in clause 3.2 of the 1999 Subscription Agreement that the Company be given 10 business days notice before the Preference Conversion Date (as such term is defined in the 1999 Subscription Agreement).

4.    MISCELLANEOUS

4.1 A waiver of any term, provision or condition of this Agreement shall be effective only if given in writing and signed by the waiving party and then only in the instance and for the purpose for which it is given. No failure or delay on the part of the Shareholder or the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No provision of this Agreement may be amended or otherwise modified except by a writing duly signed by the party against whom such amendment or modification is sought to be enforced.

4.2 This Agreement, the Master Agreement and the documents exhibited hereto constitute the entire and only understanding between or amongst the Shareholder and the Company with respect to the subject matter hereof and supersedes all prior agreements and other understandings of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement.

4.3 This Agreement shall be binding upon each party hereto, together with their successors and permitted assigns, provided that no party shall assign its rights under this Agreement without the prior written consent of the other parties hereto.

4.4 This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by signing any such counterpart. This Agreement may be executed by either party by the delivery by such party by facsimile of a copy of the signature page of this Agreement, duly executed by such party. Any copy of this Agreement so executed by facsimile shall be deemed to be an originally executed copy of this Agreement.

4.5 This Agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Agreement or its formation) shall be governed by and construed in accordance with English law. Each of the parties to this Agreement irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out


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      of or in connection with this Agreement and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

4.6 The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement and no person other than the parties to this Agreement shall have any rights under it, nor shall it be enforceable under that Act by any person other than the parties to it.

4.7 Except as provided in or anticipated by this Agreement, each party shall at all times during the continuance of this Agreement use its respective best endeavours to keep the contents of this Agreement confidential and accordingly shall not disclose details of the contents of this Agreement to any other person other than on a confidential basis, it being acknowledged that the Company may disclose the existence and terms of this Agreement to the Investors in connection with the Private Placement. Subject to Clause 4.8, no announcement or public statement concerning the existence, subject matter or any term of this Agreement shall be made by or on behalf of any party hereto without the prior written approval of the other party (Elan Corp in the case of the Shareholders).

      The terms of any such announcement shall be agreed in good faith by the parties.

4.8 A party (the "Disclosing Party") will be entitled to make an announcement or public statement concerning the existence, subject matter or any term of this Agreement, or to disclose Confidential Information that the Disclosing Party is required to make or disclose pursuant to:

      4.8.1 a valid order of a court or Governmental Authority; or

      4.8.2 any other requirement of law, regulation or any securities market or stock exchange;

      provided that if the Disclosing Party becomes legally required to make such announcement, public statement or disclosure hereunder, the Disclosing Party shall give the other party or parties hereto prompt notice of such fact to enable the other party or parties hereto to seek a protective order or other appropriate remedy concerning any such announcement, public statement or disclosure.

      The Disclosing Party shall fully co-operate with the other party or parties hereto in connection with that other party's or parties' efforts to obtain any such order or other remedy.

      If any such order or other remedy does not fully preclude announcement, public statement or disclosure, the Disclosing Party shall make such announcement, public statement or disclosure only to the extent that the same is legally required.

4.9 Any notice to be given under this Agreement shall be sent in writing in English by registered or recorded delivery post, reputable overnight courier or fax to:

              EISL at


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              Elan International Services Ltd.
              102 St. James Court
              Flatts,
              Smiths FL04
              Bermuda

              Attention:  Secretary
              Fax:        +1 441 292 2224


              Monksland at

              Monksland Holdings B.V.
              Rivierstaete Office Building - 6th Floor
              Amsteldijk 166
              1079 LH Amsterdam
              The Netherlands

              Attention:  Pieter Bosse/Marielle Stijger
              Fax:        +31 20 642 3185

              with a copy in the case of each of EISL and Monksland (receipt of which shall not constitute notice) to:

              Elan Corporation, plc.
              Lincoln House
              Lincoln Place
              Dublin 2
              Ireland

              Attention:  Senior Vice President, Legal
              Fax:        +353 1 709 4124


              Amarin at

              7 Curzon Street
              London
              W1J 5HG
              England

              Attention:  General Counsel & Company Secretary
              Fax:        +44 20 7499 9004

      or to such other address(es) and fax numbers as may from time to time be notified by either party to the other hereunder.


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      Any notice sent by mail shall be deemed to have been delivered within 7 working days after despatch or delivery to the relevant courier and any notice sent by fax shall be deemed to have been delivered upon confirmation of receipt. Notice of change of address shall be effective upon receipt.

4.10 Amarin and the Shareholder shall each be responsible for one half of the stamp duty reserve tax payable on the transfer of the Shareholder's Ordinary Shares to the depositary. Amarin shall be responsible for any other fees, duty or taxes arising from the registration set out in the Registration Rights Agreement and/or the transfer of such Ordinary Shares to the depositary. Save as aforesaid, each party shall bear its own legal and other costs incurred in relation to preparing and concluding this Agreement.

IN WITNESS whereof this Agreement has been executed and delivered as a deed on the date first above written.


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EXECUTED and delivered as a deed    )
by AMARIN CORPORATION PLC           )
Acting by:                          )

                                    )
                          Director  )     /s/ Richard Stewart
                                    )
                         Secretary  )     /s/ Jonathan Lamb


The Common Seal of                  )
ELAN INTERNATIONAL                  )
SERVICES, LTD.                      )
was hereunto affixed in the         )
presence of:                        )


                             Director     /s/ Kevin Insley

                             Director     /s/ Michael Elias


SIGNED and delivered as a Deed      )
by                                  )     /s/ Pieter Bosse
                                    )
as attorney for                     )     /s/ Klass Van Blanken
MONKSLAND HOLDINGS BV               )
in the presence of:                 )


------------------------
Signature of witness


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                                   SCHEDULE 1

                                     Shares

Shareholder                               Shares

Elan International Services Limited       2,529,819 Ordinary Shares, less
                                          such number of Ordinary Shares
                                          as may be sold to the Investors

Elan International Services Limited       2,000,000 Preference Shares,
                                          which are convertible into an
                                          equivalent number of Ordinary
                                          Shares

Monksland Holdings BV                     124,000 Ordinary Shares (54,000
                                          of which are represented by
                                          American Depositary Receipts),
                                          less such number of Ordinary
                                          Shares as may be sold to the
                                          Investors


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                                   SCHEDULE 2

                          Preference Conversion Notice

To:   Amarin Corporation plc (the "COMPANY")

We hereby give notice of our desire to exercise our rights conferred on us as holders of Preference Shares to convert Preference Shares to ordinary shares of the Company (the "CONVERSION RIGHTS") on [ o ] January 2003 (the "PREFERENCE CONVERSION DATE") immediately after closing of the Private Placement in respect of 2,000,000 Preference Shares of Pound Sterling 1 each in accordance with the rights attached to the Preference Shares.

It is anticipated that the Company will waive the requirements in clause 3.2 of
Part 1 of the Appendix to the Second Subscription Agreement.

We desire that 2,000,000 ordinary shares of Pound Sterling 1 each in the capital of the Company to be allotted on such exercise of our Conversion Rights be allotted to and registered in our name and hereby authorise the entry of our name in the register of Members in respect thereof and the delivery of a Certificate therefore to Elan International Services, Ltd. as soon as reasonably practicable after the Preference Conversion Date.

We agree to accept all the fully paid ordinary share capital of the Company to be allotted to us pursuant hereto subject to the Memorandum and Articles of Association of the Company.

EXECUTED AS A DEED by ELAN INTERNATIONAL SERVICES, LTD.



Date: ___ January 2003


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                                    EXHIBIT A

   [see attached form of Share Purchase Agreement between Shareholder and
                                 Investors]


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                                    EXHIBIT B

 [see attached Amended Private Placement Memorandum dated 10 December 2002 and Letter referred to]


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